SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):  April 17,1996



                          The Stanley Works
               (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                         Not Applicable
   (Former name or former address, if changed since last report)










                               Page 1 of 5 pages
                    Exhibit Index is located on Page 4

     Item 5.   Other Events.


               1. On April 17, 1996, the Registrant elected a new director.

               Attached as Exhibit (20)(i) is a copy of the Registrant's press release announcing such action. This Exhibit is incorporated herein by reference.


     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.

          (c)  20(i)  Press release dated April 24, 1996
                      announcing the election of Kathryn D.
                      Wriston to the Board of The Stanley Works on April 17, 1996.






























                               Page 2 of  5 pages

                                   SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                              THE STANLEY WORKS



Date: April 24, 1996               By:  Stephen S. Weddle
                                 Name:  Stephen S. Weddle
                                Title:  Vice President, General
                                        Counsel and Secretary





































                               Page 3 of 5 pages


                                 EXHIBIT INDEX

                        Current Report on Form 8-K
                              Dated April 17, 1996



          Exhibit No.                                Page

          (20)(i)                                     5













































                             Page 4 of 5 pages
                                                            Exhibit (20)(i)

FOR IMMEDIATE RELEASE
                                                             April 24, 1996

THE STANLEY WORKS ELECTS NEW DIRECTOR

New Britain, Connecticut...The Stanley Works shareholders, at their April 17 meeting, elected Kathryn D. Wriston to the Board of Directors. Richard H. Ayers, Chairman and Chief Executive Officer of The Stanley Works said, "We are very pleased to have Kathryn Wriston on Stanley's Board. She brings knowledge and experience in both legal and accounting matters and has extensive service on various corporate boards which will make her an invaluable contributor to Stanley."

Ms. Wriston is presently a director of The Northwestern Mutual Life Insurance Company, Santa Fe Energy Resources, Inc., Waccamaw Corporation and American Arbitration Association. She is a trustee of the Financial Accounting Foundation, John A. Hartford Foundation, and the Practicing Law Institute.

Ms. Wriston received a bachelor's degree cum laude from Smith
College in 1960 and a law degree from the University of Michigan in 1963. She resides in New York City.




Contact:  Richard Huck
          V.P. Finance & CFO
          203-827-3803




















                                Page 5 of 5